SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 21, 2003

CROWN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-17480	84-1097086
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:
(303) 534-1030
(Former name or former address, if changed since last report)

Item 5. Other Events

          On November 20, 2003, Kinross Gold Corporation ("Kinross") and Crown Resources Corporation ("Crown") announced that the two companies have executed a definitive acquisition agreement whereby Kinross will acquire Crown and its 100 percent owned Buckhorn Mountain gold deposit located in north central Washington state, USA.

          The agreements attached hereto as Exhibits 10.1, 10.2 and 10.3 and the press release attached hereto as Exhibit 20.1 provide a full description of the material change.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CROWN RESOURCES CORPORATION

Dated: November 21, 2003	By: /s/ Christopher E. Herald
Christopher E. Herald
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description	Page number
10.1	Acquisition Agreement and Agreement and Plan of Merger
10.2	Stockholder and Voting Agreement
10.3	Distribution Agreement
20.1	Kinross Gold Corporation's and Crown Resources Corporation's Press Release dated November 20, 2003.